UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2020

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FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 10, 2020, FreightCar America, Inc. (the "Company") announced its plan to permanently close its manufacturing facility in Cherokee, Alabama (the "Shoals Facility") in order to reduce costs and align its manufacturing capacity with the current reality of rail car market. The Company intends to cease production at the facility by approximately the end of 2020, with full closure to be completed by the end of the first quarter of 2021. The Company is engaged in negotiations with the Retirement Systems of Alabama ("RSA"), which owns the Shoals Facility and leases it to the Company.

As a result of the plan, the Company expects to incur pre-tax cash charges of between $6 and $8 million, which consist of employee-related costs and other cash shutdown costs. The Company anticipates that the majority of these costs will be incurred by the end of the first quarter of 2021.  The Company expects annual fixed cost savings of approximately $20.0 million reflecting reduced rent, taxes and other fixed overhead.

At this time, the Company is unable to provide a good faith estimate of an amount or range of amounts of lease cancellation charges in addition to certain non-cash charges that it may incur in connection with the Shoals Facility closure. At such time as the Company is able to determine an estimate or range of estimates of any such charges, the Company will amend this current report on Form 8-K to report the estimate or range of estimates as required pursuant to Item 2.05 and Item 2.06 of Form 8-K.

The charges the Company expects to incur in connection with this plan are subject to a number of assumptions and risks, including risks associated with the COVID crisis, which cannot be predicted, and actual results may differ materially. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or in connection with, these actions.

Item 2.06. Material Impairments.

The information provided in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

Section 8 - Other Events

Item 8.01. Other Events.

On September 10, 2020, the Company issued a press release announcing the intended closure of the Cherokee, Alabama facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements.

This Current Report on Form 8-K contains certain forward-looking statements including, in particular, statements about our plans, strategies and prospects. We have used the words "may," "will," "expect," "anticipate," "believe,"; "estimate," "plan," "likely," "unlikely," "intend" and similar expressions in this report to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. However, forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties relate to, among other things, risks relating to the potential financial and operational impacts of the COVID-19 pandemic; the cyclical nature of our business, the competitive nature of our industry, our reliance upon a small number of customers that represent a large percentage of our sales, the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders, fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials, the risk of lack of acceptance of our new railcar offerings by our customers, risks relating to our relationship with our unionized employees and their unions and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time and it is not possible for management to predict the impact of all of these factors on our business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. We expressly disclaim any duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, in order to reflect changes in circumstances or expectations or the occurrence of unanticipated events except to the extent required by applicable securities laws.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of FreightCar America, Inc., dated September 10, 2020.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: September 10, 2020	By:	/s/ Christopher J. Eppel
Christopher J. Eppel
Vice President, Finance, Chief Financial Officer and Treasurer